Exhibit 99.h.iii.(2)

AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Amendment is entered into as of August 21, 2024 (the “Amendment”), by among Ariel Investments, LLC (the “Adviser”), a Delaware limited liability company, on behalf of itself, Ariel Investment Trust (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of itself and each of its separate series listed on Annex A to the Administration Agreement (as defined below) (each, a “Fund” and collectively, the “Funds”) and The Northern Trust Company (“Northern”), an Illinois corporation

WHEREAS, the Adviser, the Trust and Northern are party to a Fund Administration and Accounting Services Agreement, dated as of March 24, 2016 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Administration Agreement”), wherein Northern agreed to provide certain services to the Funds; and

WHEREAS, in addition to the provisions contained in the Administration Agreement, the Adviser, the Trust and Northern wish to make certain amendments to the Administration Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Administration Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	Effective as of April 1, 2021, the first WHEREAS clause of the Administration Agreement is deleted in its entirety and replaced with the following:

WHEREAS, the Adviser provides certain administrative services on behalf of the Trust with respect to the Funds identified as “Domestic Funds” in Annex A (List of Funds) (collectively, the “Domestic Funds”);

(b)	Effective as of April 1, 2021, the Section 1 of the Administration Agreement is deleted in its entirety and replaced with the following:

1. APPOINTMENTS. The Adviser, with the consent of the Trust, hereby appoints Northern to serve as Sub-Administrator to the Domestic Funds; and the Trust, on behalf of each of its Funds, hereby appoints Northern as Administrator to the Funds identified as “International Funds” in Annex A (List of Funds) (collectively, the “International Funds”), on the terms and conditions set forth in this Agreement; and Northern hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

(c)	Effective as of April 1, 2021, Annex A (List of Funds) to the Administration Agreement is deleted in its entirety and replaced with the Annex A attached hereto.

(d)	Effective as of April 1, 2021, Annex 1 to Schedule A (Fees and Expenses) to the Administration Agreement is deleted in its entirety and replaced with the Annex 1 attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Administration Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Administration Agreement in the Administration Agreement and all schedules thereto shall mean and be a reference to the Administration Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

ARIEL INVESTMENT TRUST

By:	/s/ Tricia Larkin
Name:	Tricia Larkin
Title:	Vice President, Treasurer

ARIEL INVESTMENTS, LLC

By:	/s/ Tricia Larkin
Name:	Tricia Larkin
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Bryan Rooney
Name:	Bryan Rooney
Title:	Vice President

ANNEX A

LIST OF FUNDS

Domestic Funds:

Ariel Fund

Ariel Appreciation Fund

Ariel Focus Fund

International Funds:

Ariel International Fund

Ariel Global Fund

ANNEX 1

TO SCHEDULE A

Fee Schedule

[See attached]

[Redacted]